                                                                      Exhibit 11

                               THE O'GARA COMPANY
                  COMPUTATION OF EARNINGS PER COMMON SHARE AND
                       PRO FORMA EARNINGS PER COMMON SHARE
                For the Three and Six Months Ended June 30, 1997
                                   (unaudited)
                  (dollars in thousands, except per share data)
                                                               Weighted Average
                                                               Number of Common                          Earnings per
                                                               Shares Outstanding     Net Income         Common Share
                                                               ------------------     ----------         ------------
    Three Months Ended June 30, 1997:
        Shares outstanding March 31, 1997                          7,279,310                  $-                  $-
        Dilutive stock options outstanding                            15,290                   -                   -
        Net income before extraordinary item                               -               1,455                0.20
        Extraordinary item                                                 -                 194                0.03
        Net income                                                         -               1,261                0.17
                                                                   ---------              ------               -----
                                                                   7,294,600              $1,261               $0.17
                                                                   =========              ======               =====



    Six Months Ended June 30, 1997:
        Shares outstanding December 31, 1996                       6,659,846                  $-                  $-
        Weighted average shares issued in conjunction
            with the acquisitions (614,917 shares issued)            463,766                   -                   -
        Weighted average shares resulting from stock
            issued compensation                                        2,487
        Dilutive stock options outstanding                            15,290                   -                   -
        Net income before extraordinary item                               -               2,682                0.38
        Extraordinary item                                                 -                 194                0.03
        Net income                                                         -               2,488                0.35
                                                                   ---------              ------               -----
                                                                   7,141,389              $2,488               $0.35
                                                                   =========              ======               =====

                                                          Exhibit 11 (concluded)

                               THE O'GARA COMPANY
                  COMPUTATION OF EARNINGS PER COMMON SHARE AND
                       PRO FORMA EARNINGS PER COMMON SHARE
                For the Three and Six Months Ended June 30, 1997
                                   (unaudited)
                  (dollars in thousands, except per share data)
                                                               Weighted Average                           Pro Forma
                                                               Number of Common        Pro Forma         Earnings per
                                                               Shares Outstanding      Net Income        Common Share
                                                               ------------------      ----------        ------------
Three Months Ended June 30, 1996:
         Shares outstanding March 31,1996 ....................       6,173,728           $    -             $   -
         Pro forma net income ................................               -              726              0.12
                                                                    ----------           ------             -----
                                                                     6,173,728           $  726             $0.12
                                                                    ==========           ======             =====



Six Months Ended June 30, 1996:
         Shares outstanding December 31, 1995 ................       4,490,383           $    -             $   -
         Dilutive stock options outstanding
                prior to exercise ............................         121,463                -                 -
         Newly issued shares necessary to fund payment
                of certain indebtedness and AAA distributions
                (1,809,015 shares at $7.29 per share estimated
                net proceeds to fund $13,181,658) ............       1,561,882                -                 -
         Pro forma net income ................................               -            2,453              0.40
                                                                    ----------           ------             -----
                                                                     6,173,728           $2,453             $0.40
                                                                    ==========           ======             =====